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                                                             EXHIBIT NO. 99.1(f)

                               MFS SERIES TRUST IX

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

      The undersigned, being a majority of the Trustees of MFS Series Trust IX (the "Trust"), a Massachusetts business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated January 18, 1995, as amended (the "Declaration"), acting pursuant to
Section 6.9 of the Declaration, do hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

      1. The series designated as MFS Mid Cap Value Fund shall be redesignated as MFS Emerging Opportunities Fund.

      Pursuant to Section 6.9(e) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

        IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 28th day of August, 2000.

J. ATWOOD IVES                                  ARNOLD D. SCOTT
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J. Atwood Ives                                  Arnold D. Scott
17 West Cedar Street                            20 Rowes Wharf
Boston, MA  02108                               Boston, MA  02110

LAWRENCE T. PERERA
------------------------------                  ------------------------------
Lawrence T. Perera                              Jeffrey L. Shames
18 Marlborough Street                           38 Lake Avenue
Boston, MA  02116                               Newton, MA 02159

WILLIAM J. POORVU                               ELAINE R. SMITH
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William J. Poorvu                               Elaine R. Smith
975 Memorial Drive                              75 Scotch Pine Road
Cambridge, MA  02138                            Weston, MA  02193

CHARLES W. SCHMIDT                              DAVID B. STONE
------------------------------                  ------------------------------
Charles W. Schmidt                              David B. Stone
63 Claypit Hill Road                            282 Beacon Street
Wayland, MA  01778                              Boston, MA  02116